Exhibit 1.1

$1,000,000,000

PRUDENTIAL PLC

3.125% Notes due 2030

Underwriting Agreement

April 8, 2020

Barclays Capital Inc.

BofA Securities, Inc.

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

MUFG Securities Americas Inc.

As Representatives of the several

Underwriters named in Schedule I attached hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

c/o MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

Prudential plc, a public limited company organized under the laws of England and Wales (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to Barclays Capital Inc. (“Barclays”) and the other several underwriters named in Schedule I attached hereto (the “Underwriters”), for whom Barclays, BofA Securities, Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc. and MUFG Securities Americas Inc. are acting as Representatives (in such capacity, the “Representatives”), $1,000,000,000 in aggregate principal amount of its 3.125% Notes due 2030 (the “Notes”). The Notes will (i) have terms and provisions that are summarized in the Disclosure Package and Prospectus (as defined below), and (ii) be issued pursuant to an indenture (the “Base Indenture”) to be dated as of the Closing Date, between the Company and Citibank N.A., a national banking association, as Senior Trustee (the “Senior Trustee”) and the first supplemental indenture to be dated as of the Closing Date between the Company and the Senior Trustee (the “Supplemental Indenture,” and collectively with the Base Indenture, the “Indenture”), pursuant to which the Notes will be issued.

1. Sale and Purchase: Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price of 98.408% of the principal amount thereof, plus accrued interest from the Closing Date to the date of payment, if any, the respective principal amount of Notes set forth opposite the name of such Underwriter in Schedule I attached hereto.  The Company shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

Upon authorization by the Representatives of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in the Prospectus and any Preliminary Prospectus Supplement, Final Prospectus Supplement or Final Term Sheet, each as hereinafter defined.

Delivery to the Underwriters of and payment for the Notes shall be made at the office of Freshfields Bruckhaus Deringer US LLP, counsel for the Underwriters, at 601 Lexington Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on the Closing Date. The place of closing for the Notes and the Closing Date may be varied by agreement between the Underwriters and the Company.

The Notes shall be delivered by or on behalf of the Company to the Underwriters, or the Senior Trustee as custodian for The Depository Trust Company (“DTC”), against payment by the Underwriters or on their behalf of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Underwriters at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and will be registered in the name of Cede & Co. as nominee of DTC. The Notes to be delivered to the Underwriters shall be made available to the Underwriters in New York City for inspection and packaging not later than 10:00 a.m., New York City time, on the business day next preceding the Closing Date.

As used in this Agreement, unless otherwise specified therein, “business day” shall mean a day on which the New York Stock Exchange and the London Stock Exchange are open for trading.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form F-3 (No. 333-219863) and related base prospectus for the public offering and sale of certain securities in accordance with the provisions of the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “1933 Act”), which registration statement has become effective.

Any reference herein to the Registration Statement, the Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3, which were filed under the 1934 Act on or before the Effective Date of such Registration Statement or the issue date of such Prospectus, Preliminary Prospectus Supplement or Final Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date of such Registration Statement or the issue date of such Prospectus, Preliminary Prospectus Supplement or Final Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference.

The terms that follow, when used in this Agreement, shall have the meanings indicated:

“1934 Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“1939 Act” shall mean the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Closing Date” shall mean April 14, 2020.

“Disclosure Package” shall mean (i) the Prospectus, as amended and supplemented, (ii) the Preliminary Prospectus Supplement, if any, used most recently prior to the Closing Date, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III attached hereto, (iv) the Final Term Sheet, and (v) any other Free Writing Prospectus that the parties hereto expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Execution Time” means 2:15 p.m. (New York City time) on April 8, 2020.

“Final Prospectus Supplement” shall mean the prospectus supplement relating to the Notes that was first filed pursuant to Rule 424(b) under the 1933 Act after the Execution Time, together with the Prospectus.

“Final Term Sheet” shall mean a final term sheet that is prepared by the Company and filed with the Commission pursuant to Section 3(j) hereof in the form approved by the Representatives and attached as Schedule II hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Section 405 of the 1933 Act.

“FSMA” means the Financial Services and Markets Act 2000.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the 1933 Act.

“Preliminary Prospectus Supplement” shall mean any preliminary prospectus supplement to the Prospectus which describes the Notes and the offering thereof and is used prior to filing of the Final Prospectus Supplement, together with the Prospectus.

“Prospectus” shall mean the prospectus contained in the Registration Statement at the Execution Time.

“Registration Statement” shall mean the registration statement for the registration of the Notes, including exhibits and financial statements and any prospectus supplement relating to the Notes that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at each Effective Date and, in the event any post-effective amendment thereto shall have been filed, shall mean such registration statement as so amended.

“VAT” shall mean:

(a)                                   any tax imposed in compliance with Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112);

(b)                                   to the extent not included in paragraph (a) above, any value added tax imposed by the Value Added Tax Act 1994 and legislation and regulations supplemental thereto; and

(c)                                    any other tax of a similar nature to the taxes referred to in paragraph (a) or paragraph (b) above, whether imposed in a member state of the EU in substitution for, or levied in addition to, the taxes referred to in paragraph (a) or paragraph (b) above, or imposed elsewhere.

2. Representations and Warranties of the Company: The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Notes and (iv) as of the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” and was not and is not an “Ineligible Issuer” (each as defined in Rule 405 under the 1933 Act), without taking account of any determination by the Commission pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company be considered an “Ineligible Issuer.” The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the 1933 Act. The Company agrees to pay the required SEC filing fees relating to the Notes within the time required by Rule 456(b)(1) under the 1933 Act, without regard to the proviso therein, and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.

(b) The Registration Statement, at the Execution Time, had become effective and meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(c) On the Effective Date, the Registration Statement did, and when the Final Prospectus Supplement is first filed in accordance with Rule 424(b) under the 1933 Act and as of the Closing Date, the Final Prospectus Supplement (and any supplement thereto) will, comply in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the 1939 Act and the respective rules and regulations thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Indenture complies in all material respects with the applicable requirements of the 1939 Act and the rules thereunder, assuming that the Commission will not, within 10 calendar days of the date of its filing, enter an order refusing the effectiveness of the From T-1 file by the Company with the Commission in relation to the eligibility of the Senior Trustee to act as a trustee under the 1939 Act; and, on the Effective Date, on the date of any filing pursuant to Rule 424(b) under the 1933 Act and as of the Closing Date, the Final Prospectus Supplement (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus Supplement (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) As of the Execution Time, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(e) Neither any Issuer Free Writing Prospectus nor the Final Term Sheet includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein or deemed to be a part thereof (including pursuant to Rule 430B under the 1933 Act) that has not been superseded or modified. Each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package and any other such Issuer Free Writing Prospectus, in each case as of the Execution Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus, the Final Term Sheet, the Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f) KPMG LLP (or its affiliates) whose reports on the consolidated financial statements of the Company and its subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus are an independent registered public accounting firm as within the meaning of Rule 2-01 of Regulation S-X; the audited financial statements included in the Registration Statement and the Disclosure Package present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position of the Company and its subsidiaries for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards applied on a consistent basis during the periods involved (except as otherwise noted therein).

(g) Subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Prospectus Supplement (and other than as disclosed in the Disclosure Package and the Final Prospectus Supplement), there has not been any material adverse change, or any development which is likely to cause a material adverse change, in the condition (financial or otherwise), business, properties, assets or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Change”).

(h) The Company has been duly incorporated, is validly existing as a public limited company under the laws of England and Wales, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Final Prospectus Supplement and is duly qualified to transact business as a foreign corporation in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not result in a Material Adverse Change. The Company has no significant subsidiaries (as defined in Rule 405 under the 1933 Act) other than Jackson National Life Insurance Company, Prudential Assurance Company Singapore (Pte) Limited, Prudential Hong Kong Limited and PT Prudential Life Assurance (collectively, the “Significant Subsidiaries”); the Company owns directly or indirectly 100% of the voting rights of each of the Significant Subsidiaries except for PT Prudential Life Assurance where the Company has 94.6% of the voting rights attaching to the aggregate of the shares across the types of capital in issue.

(i) Each Significant Subsidiary has been duly incorporated, is validly existing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Final Prospectus Supplement and is duly qualified to transact business as a foreign corporation in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not result in a Material Adverse Change; and the Company and each Significant Subsidiary is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except to the extent the failure to be so compliant would not result in a Material Adverse Change; all of the issued shares of share capital of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and, to the extent set out in Section 2(h) above, are owned by the Company subject to no material security interest, other encumbrance or adverse claims, except to the extent that any material security interest, encumbrance or adverse claim would not result in a Material Adverse Change.

(j) The Company has the requisite corporate power and authority to execute this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company. The Company has the requisite corporate power and authority to execute the Base Indenture, and the Base Indenture has been duly authorized by the Company and when duly executed and delivered in accordance with its terms by each of the parties thereto, will be duly qualified under the 1939 Act (assuming that the Commission will not, within 10 calendar days of the date of its filing, enter an order refusing the effectiveness of the From T-1 file by the Company with the Commission in relation to the eligibility of the Senior Trustee to act as a trustee under the 1939 Act) and will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Company has the requisite corporate power and authority to execute the Supplemental Indenture, and the Supplemental Indenture has been duly authorized by the Company. When the Supplemental Indenture is duly executed and delivered by the Company, assuming the due authorization, execution and delivery of the Supplemental Indenture by the Senior Trustee, the Indenture will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(k) The Notes have been duly authorized by the Company and, when executed, authenticated, issued and delivered against payment therefor as contemplated hereby and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms and the terms of the Indenture, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles.

(l) The Indenture and the Notes conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus Supplement.

(m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the memorandum and articles of association of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except where such contravention would not result in a Material Adverse Change, and no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Notes or the consummation by the Company of the transactions contemplated hereby other than any necessary qualification under the securities or Blue Sky laws of the various jurisdictions in which the Notes are being offered by the Underwriters, any necessary approvals from the Financial Industry Regulatory Authority (“FINRA”) or any other necessary approvals which have already been obtained.

(n) Other than as disclosed in the Registration Statement, the Disclosure Package or in the Final Prospectus Supplement, neither the Company nor any of the Significant Subsidiaries is in breach of its respective charter or by-laws, or in default in any respect (nor has any event occurred which with notice, lapse of time or both would result in any breach of, or constitute a default under) in the due performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their properties is bound, except where such breach or default would not result in a Material Adverse Change; and the execution, delivery and performance of this Agreement and the Indenture and the issuance of the Notes and consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of, or constitute a default under), any provisions of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which it or any of them or their respective properties may be bound or affected or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Significant Subsidiaries, except where such conflict, breach or default would not result in a Material Adverse Change.

(o) There are no legal or governmental proceedings or investigations pending or threatened to which the Company or any of its subsidiaries or any of their respective officers is a party or to which any of their properties is subject which could result in a judgment, decree or order resulting in a Material Adverse Change, except as disclosed in the Registration Statement, the Disclosure Package or the Final Prospectus Supplement, or prevent consummation of the transactions contemplated hereby, or that are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus Supplement and are not so described or any statutes, regulations, contracts, leases or other documents that are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus Supplement, or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(p) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package or the Final Prospectus Supplement, will not be required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(q) The Company believes that it is not and, after giving effect to the sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package or the Final Prospectus Supplement, will not be a “passive foreign investment company,” a “foreign personal holding company” or a “foreign investment company,” each within the meaning of the U.S. Internal Revenue Code of 1986, as amended.

(r) Other than as disclosed in the Registration Statement, the Disclosure Package or the Final Prospectus Supplement, each of the Company and its subsidiaries that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation (an “Insurance Subsidiary”) is duly organized and licensed as an insurance company in its respective jurisdiction of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business, in each case with such exception as would not result in a Material Adverse Change; except as otherwise described in the Registration Statement, the Disclosure Package or the Final Prospectus Supplement, each of the Company and the Insurance Subsidiaries has all other approvals, orders, consents, authorizations, licenses, certificates, permits, registrations and qualifications (collectively, the “Approvals”) of and from all insurance regulatory authorities to conduct its business, in each case with such exception as would not result in a Material Adverse Change; there is no pending or, to the knowledge of the Company, threatened suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination or suspension of any such Approval, except where such revocation, termination or suspension would not result in a Material Adverse Change; and, to the knowledge of the Company, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent, except where such impairment, restriction or prohibition would not result in a Material

Adverse Change.

(s) Other than as disclosed in the Registration Statement, the Disclosure Package or the Final Prospectus Supplement, and to the Company’s knowledge and belief after reasonable inquiry, each of the Company and the Insurance Subsidiaries is in compliance with and conducts its business in conformity with all applicable insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to it, in each case with such exceptions as would not result in a Material Adverse Change.

(t) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u) In relation to the Notes:

(i) other than as described in the Final Prospectus Supplement or the Disclosure Package, the Company believes, having taken appropriate advice, that the Underwriters will not incur any obligation to pay any U.K. stamp duty or U.K. stamp duty reserve tax in respect of any of the acts or transactions involved in the offering, issue or delivery by the Company of the Notes to or for the respective accounts of the Underwriters pursuant to this Agreement; and

(ii) other than as described in the Final Prospectus Supplement or the Disclosure Package, the Company believes, having taken appropriate advice, that under current U.K. law and published practice, payments of interest in respect of the Notes may be made without withholding taxes or duties in the United Kingdom; provided that the Notes are listed (for the purposes of Section 987 of the Income Tax Act 2007) on a “recognised stock exchange” within Section 1005 of the Income Tax Act 2007 at the time of the payment.

(v) None of the Company, any of its subsidiaries, any of the Company’s affiliates, any director or officer of the Company or any of its subsidiaries or, to the knowledge of the Company, after due inquiry, any agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) made any unlawful contribution, gift or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-corruption or anti-bribery statute or regulation. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates, have conducted their respective businesses in compliance with the FCPA, the Bribery Act 2010 and all other applicable anti-corruption and anti-bribery statutes or regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(w) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(x) None of the Company, any of its subsidiaries, any of the Company’s affiliates, any director or officer of the Company or any of its subsidiaries or, to the knowledge of the Company, after due inquiry, any agent, employee or affiliate of the Company or any of its subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s

Treasury or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria and Crimea); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of any person, or in any country or territory, that at the time of such financing or facilitation and currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries have not engaged in for the past five years, are not now engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions. The Company will not directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor investor or otherwise) of Sanctions.

(y) The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and the Company and its subsidiaries have taken all technical and organizational measures necessary to protect information technology and Personal Data (as defined below) used in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including “personal data” as defined by the EU General Data Protection Regulations (“GDPR”) (EU 2016 679) and any personal, personally identifiable, household, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, except to the extent that a failure to do so would not result in a Material Adverse Change, and there have been no breaches, violations, outages or unauthorized uses of or accesses to any IT System or Personal Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(z) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

3. Certain Covenants of the Company: The Company agrees with each of the Underwriters:

(a) To furnish such information as may be required and otherwise to cooperate in qualifying the Notes for offering and sale under the securities or Blue Sky laws of such states or other jurisdictions as the Representatives may reasonably designate and to maintain such qualifications in effect as long as required for the distribution of the Notes, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state or jurisdiction (except service of process with respect to the offering and sale of the Notes) or to register as a dealer in securities or to become subject to taxation in any such state or jurisdiction; and to promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any state or jurisdiction or the initiation or threatening of any proceeding for such purpose.

(b) To furnish to the Representatives and counsel for the Underwriters conformed copies of the Registration Statement as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein), and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters, and so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act), thereafter from time to time to furnish to the

Underwriters as many copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act.

(c) During the period when a prospectus relating to the Notes is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act), to advise the Underwriters promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Disclosure Package or Final Prospectus Supplement or for additional information with respect thereto, or of notice of institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible.

(d) During the period when a prospectus relating to the Notes is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act), to advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement or Prospectus, including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement or Issuer Free Writing Prospectus to which the Underwriters shall reasonably object in writing, and to advise the Underwriters promptly and (if requested by the Underwriters) to confirm such advice in writing (i) when any post-effective amendment is filed with the Commission, (ii) when any document that should be incorporated by reference in the Registration Statement is filed with the Commission, (iii) if Rule 430B under the 1933 Act is used, when the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) under the 1933 Act (which the Company agrees to file in a timely manner under such Rules) or (iv) when any Issuer Free Writing Prospectus is filed with the Commission pursuant to Rule 433 under the 1933 Act.

(e) To advise the Underwriters promptly of the happening of any event known to the Company during the period when a prospectus relating to the Notes is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act), which would require the making of any change in the Prospectus or Final Prospectus Supplement then being used, or in the information incorporated therein by reference, so that the Prospectus or Final Prospectus Supplement would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, during such time, to prepare and file with the Commission an amendment or supplement correcting such statement or omission and furnish, at the Company’s expense (if such time shall be prior to the date which is nine months after the date hereof and if any Underwriter shall own any Notes which it has purchased from the Company with the intention of reselling them), to the Underwriters promptly such amendments or supplements to such Prospectus or Final Prospectus Supplement in such quantities as the Underwriters may reasonably request.

(f) To file promptly all reports or information required to be filed by the Company with the Commission in order to comply with the 1934 Act subsequent to the date of the Final Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes.

(g) If necessary or appropriate, to file a registration statement pursuant to Rule 462(e) under the 1933 Act.

(h) Upon request, to furnish the Representatives and to each of the other Underwriters for a period of two years from the date of this Agreement (unless otherwise publicly available on the Commission’s EDGAR website, the Company’s website or the website of any stock exchange on which the securities are listed) (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 20-F and 6-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any securities exchange on which any class of securities of the Company is listed and (iv) such other information as the Underwriters may reasonably request regarding the Company or its subsidiaries, in each case, as soon as such communications, documents or information becomes available.

(i) To prepare the Final Prospectus Supplement in relation to the Notes and file such Final Prospectus Supplement pursuant to Rule 424(b) under the 1933 Act not later than the time required by Rule 424(b) following the Execution Time.

(j) To prepare a Final Term Sheet substantially in the form of Schedule II attached hereto and to file such

Final Term Sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such rule.

(k) To make generally available to its security holders, and to deliver to the Underwriters, an earning statement of the Company (which will satisfy the provisions of Section 11(a) of the 1933 Act) covering a period of twelve months beginning after the “effective date” (as defined in Rule 158(c) of the 1933 Act) of the Registration Statement as soon as is reasonably practicable after the termination of such twelve-month period.

(l) Prior to 30 days after the date of the Final Prospectus Supplement, to furnish to the Underwriters any proposed public announcement in respect of any matter that is material to the earnings, business or operations of the Company and its subsidiaries, taken as a whole, in each case in advance of the announcement where reasonably practicable.

(m) To apply the net proceeds from the sale of the Notes in the manner set forth under the caption “Use of Proceeds” in the Disclosure Package and the Final Prospectus Supplement.

(n) (A) To pay all costs, expenses, fees (which shall include the fees and disbursements of counsel for the Underwriters) payable in connection with (i) subject to Section 3(e), the preparation and filing of the Registration Statement, the Prospectus, any Preliminary Prospectus Supplement, the Final Prospectus Supplement, and any amendments or supplements thereto, any Issuer Free Writing Prospectus, the Final Term Sheet and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance, execution, authentication and delivery of the Notes, (iii) the producing, word processing and/or printing of this Agreement and any closing documents (including compilations thereof), the Indenture, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any Blue Sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Notes on any securities exchange and any registration thereof under the 1934 Act, (vi) any fees payable to investment rating agencies with respect to the Notes, (vii) any filings required to be made with FINRA and (viii) the performance of the Company’s other obligations hereunder.

For the avoidance of doubt, in addition to any amount payable by it to the Underwriters under this Agreement that constitutes consideration for a taxable supply for VAT purposes, the Company (a) will, upon delivery of a valid VAT invoice, pay to the Underwriters an amount equal to any VAT that becomes chargeable in respect of such supply that the relevant Underwriter is liable to account to any tax or other government authority or (b) will account to the relevant tax or other government authority any VAT that becomes chargeable in respect of such supply to which the Company is liable to account on a reverse charge basis (as appropriate).

Where the Company is liable under this Agreement to reimburse the Underwriters for any costs or expenses, the amount payable by the Company shall include any amounts paid by the Underwriters in respect of VAT on such costs and expenses, save to the extent that such amounts are recoverable by the Underwriters as input tax.

(B) To indemnify the Underwriters against any U.K. stamp duty and/or U.K. stamp duty reserve tax and any penalty or interest relating thereto (each an “Issue Cost”) arising in respect of the offering, issue or delivery by the Company of the Notes to or for the respective accounts of the Underwriters pursuant to this Underwriting Agreement, provided that this clause shall not apply to any Issue Cost to the extent that the Issue Cost arises as a result of any failure to pay or any delay by the Underwriters in paying any Issue Cost to H.M. Revenue and Customs.

(o) To use its reasonable efforts to cause the Notes to be listed on the New York Stock Exchange within 30 days after the Closing Date.

(p) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(q) That, without prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 30 days after the Closing Date, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any substantially similar securities or any securities convertible into or exercisable or exchangeable for substantially similar securities that, in each case, are registered for public sale pursuant to the 1933 Act or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such substantially similar securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of substantially similar securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Notes to be sold hereunder or (B) the issuance by the Company of such substantially similar securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or which is described in the Prospectus.

4. Covenant of the Underwriters: Each Underwriter, severally and not jointly, represents and covenants with the Company that, unless such Underwriter has obtained or will obtain, as the case may be, the prior written consent of the Company, such Underwriter has not and will not use any Issuer Free Writing Prospectuses or any Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the 1933 Act; provided that the Company consents to the use by any Underwriter of a Free Writing Prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the 1933 Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet.

5. Reimbursement of Underwriters’ Expenses: If the Notes are not delivered for any reason other than the termination of this Agreement pursuant to Section 7(b)(iii)-(v) hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall (i) reimburse the Underwriters for all of their reasonable out-of-pocket expenses and (ii) pay the amounts described in Section 3(n) hereof.

6. Conditions of Underwriters’ Obligations: The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company as of the Execution Time and as of the Closing Date, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Registration Statement shall be effective at or prior to the Execution Time and as of the Closing Date, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the 1933 Act objecting to the Company’s use of the automatic shelf registration statement form. The Final Prospectus Supplement and any supplement thereto required to be filed with the Commission pursuant to Rule 424(b) under the 1933 Act shall have been transmitted to the Commission for filing pursuant to Rule 424(b) under the 1933 Act within the time period prescribed by Section 3(i) hereof, the Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the 1933 Act, and on or prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filings.

(b) On the Closing Date, the Representatives shall have received:

(1) The opinion or letter, dated as of the Closing Date, of Morgan, Lewis & Bockius UK LLP, United States counsel for the Company, with respect to the matters set forth in Schedule IV attached hereto, subject to modifications to which the Underwriters do not reasonably object.

(2) The opinion or letter, dated as of the Closing Date, of Slaughter & May, English counsel for the Company, with respect to the matters set forth in Schedule IV attached hereto, subject to modifications to which the Underwriters do not reasonably object.

(3) The opinion or letter, dated as of the Closing Date, of Freshfields Bruckhaus Deringer US LLP, counsel to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(4) Letters dated, respectively, as of the Execution Time and the Closing Date from KPMG LLP (or its affiliates) and addressed to the Representatives (with reproduced copies for each of the other Underwriters) in form and substance satisfactory to the Representatives, containing such statements and information as is customary for inclusion in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained, or incorporated by reference, in the Registration Statement and the Disclosure Package.

(5) Certificates of the Chief Financial Officer of the Company dated, respectively, as of the Execution Time and the Closing Date substantially in the form of Schedule V attached hereto.

(c) As of the Closing Date, (i) the Registration Statement and all amendments thereto, or modifications thereof, if any (including in each case the documents incorporated by reference therein), shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Final Prospectus Supplement, and all amendments or supplements thereto, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(d) Between the Execution Time and the Closing Date, no Material Adverse Change shall have occurred or become known.

(e) The Company will, on the Closing Date, deliver to the Representatives a certificate of two of its executive officers to the effect that the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the Closing Date and that the Company shall perform such of its obligations under this Agreement as are to be performed at or before the Closing Date and that the conditions set forth in paragraphs (c) and (d) of this Section 6 have been met.

(f) The Company shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Final Prospectus Supplement and the Disclosure Package as of the Closing Date as the Representatives may reasonably request.

(g) The Notes shall be eligible for clearance and settlement through DTC.

The Representatives may in their sole discretion waive on behalf of the Underwriters the performance by the Company of any of its obligations under this Section 6.

7. Effective Date of Agreement; Termination:

(a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b) The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives or any group of Underwriters (which may include the Representatives) which has agreed to purchase in the aggregate at least 50% of the Notes if, since the time of execution of this Agreement and prior to the Closing Date: (i) there has been any Material Adverse Change, which would, in the Representatives’ judgment or in the judgment of such group of Underwriters, make it impracticable to market the Notes, or (ii) there shall have occurred any downgrading, or any notice shall have been given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the 1934 Act or, (iii) if, at any time prior to the Closing Date, trading in securities on the New York Stock Exchange or the London Stock Exchange shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange or the London Stock Exchange or a suspension with respect to any of the Company’s securities trading on either such exchanges has occurred, or (iv) if a banking moratorium shall have been declared either by the United States or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services occurs in the United States or England, or (v) if the United States shall have declared war or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the Representatives’ good faith judgment or in the good faith judgment of such group of Underwriters, in each case after consultation with the Company, if practicable, to make it impracticable to market the Notes.

(c) If the Representatives or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

(d) If the sale to the Underwriters of the Notes, as contemplated by this Agreement, is not carried out by the

Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 8 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof) or to one another hereunder.

(e) Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Notes (“Defaulted Notes”) to be purchased by it under this Agreement (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7(b) hereof) and if the aggregate amount of Defaulted Notes which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate amount of Designated Notes, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Designated Notes they are obligated to purchase pursuant to Section 1 hereof) the aggregate amount of Defaulted Notes agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Defaulted Notes shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as the Representatives may designate with the consent of each Underwriter so designated, or in the event no such designation is made, such Defaulted Notes shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate amount of Notes set forth opposite the respective names of such non-defaulting Underwriters in Schedule I attached hereto.

If a new Underwriter or Underwriters is or are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or the Representatives shall have the right to postpone the Closing Date for a period not exceeding five business days in order that any necessary changes in the Disclosure Package or Final Prospectus Supplement or other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 7(e) with like effect as if such substituted Underwriter had originally been named in this Agreement.

If the aggregate amount of Defaulted Notes exceeds 10% of the total amount of Notes which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Notes which the defaulting Underwriter or Underwriters agreed to purchase under this Agreement, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

8. Indemnity and Contribution:

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors, officers, employees and any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), in a Prospectus (the term “Prospectus” for the purpose of this Section 8 being deemed to include the Disclosure Package and the Final Prospectus Supplement, each as amended or supplemented by the Company), any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through the Representatives to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of such indemnified party or parties, but the Company may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Company), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any such claim or Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter, from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) and (b) of this Section 8 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts, if any, and commissions but before deducting expenses) received by the Company bear to the underwriting discounts, if any, and commissions received by the Underwriters. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution under this Section 8 from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

(e) The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors and officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors, in connection with the issuance and sale of the Notes, or in connection with the Registration Statement or Prospectus.

(f) The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of Notes by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the Disclosure Package and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in Registration Statement, the Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement (or any supplement thereto).

9. Miscellaneous:

(a) All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Notes to the Underwriters.

(b) In all dealings hereunder, the Representatives shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives.

(c) Each Underwriter severally represents and agrees that (i) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes or any investments representing Notes in, from or otherwise involving the United Kingdom; and (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes or any investments representing the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

(d) Except as agreed with the Underwriters, no action has or will be taken by the Company in any jurisdiction (other than the United States) that would permit a public offering of the Notes or any investments representing the Notes or possession or distribution of any registration statement, preliminary prospectus or prospectus or any amendment or supplement thereto or any other offering material relating to the Notes or any investments representing the Notes in any country or jurisdiction (other than the United States) where action for that purpose is required. Each Underwriter represents and agrees that it has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or any investments representing Notes or has in its possession or distributes any registration statement, prospectus or any amendment or supplement thereto or any such other material, in each case at its own expense.

10. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be sufficient in all respects if delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax +1 646 834-8133, with a copy, in the case of any notice to the Underwriters pursuant to Section 8 hereof, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; BofA Securities, Inc. 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, Attention: High Grade Transaction Management/Legal (Fax + 646 855-5958); Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (Fax +1 646 291-1469), Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, New York 10019, Attention: Fixed Income Syndicate and MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Capital Markets Group (Fax +1 646 434-3455), and, if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 1 Angel Court, London EC2R 7AG, United Kingdom, Attention: Group General Counsel.

11. Governing Law; Construction: This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12. Submission to Jurisdiction: Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriters or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The Company hereby appoints, without power of revocation, Jackson National Life Insurance Company as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

13. Parties at Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and, to the extent provided in Section 8 hereof, the controlling persons, directors, officers, employees and affiliates of each Underwriter referred to in such section, and their respective successors, assigns, executors and administrators. No other person, partnership, heirs, personal representatives and association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14. Counterparts: This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties to the extent provided in Section 8 hereof.

15. Successors and Assigns: This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

16. Recognition of the U.S. Special Resolution Regimes:

(a)                                 In the event that any of the Underwriters that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                                 In the event that any of the Underwriters that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

PRUDENTIAL PLC

By:	/s/ Mark FitzPatrick
Name: Mark FitzPatrick
Title: Group CFO and COO

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters.

Representatives

BARCLAYS CAPITAL INC.

By:	/s/ Radhika P. Gupte
Name: Radhika P. Gupte
Title Managing Director

BOFA SECURITIES, INC.

By:	/s/ Randolph B. Randolph
Name: Randolph B. Randolph
Title Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title Director

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Ivan Hrazdira
Name: Ivan Hrazdira
Title Managing Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Richard Testa
Name: Richard Testa
Title Managing Director

[Signature Page – Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Notes to be Purchased
Barclays Capital Inc.	$261,539,000
BofA Securities, Inc.	184,615,000
Citigroup Global Markets Inc.	184,616,000
Credit Agricole Securities (USA) Inc.	184,615,000
MUFG Securities Americas	184,615,000
Total	$1,000,000,000

I-1

SCHEDULE II

Filed Pursuant to Rule 433

Registration No. 333-219863

April 8, 2020

Prudential plc

U.S.$1,000,000,000 3.125% Notes due 2030
PRICING TERM SHEET
April 8, 2020

Issuer:	Prudential plc (the ‘‘Issuer’’)

Expected Issue Ratings*:

Ranking:	Senior Unsecured Notes

Offering Format:	SEC-Registered

Aggregate Principal Amount:	U.S.$1,000,000,000

Trade Date:	April 8, 2020

Settlement Date:	April 14, 2020 (T+3)

Maturity Date:	April 14, 2030

Interest Rate:	3.125% per annum (semi-annual)

Interest Payment Dates:	Each April 14 and October 14, commencing on October 14, 2020 and ending on the Maturity Date

Business Day:

Means each day, other than a Saturday or Sunday, which is not a day on which commercial banking institutions in The City of New York or in London, England are authorized or required by law, regulation or executive order to close.

Business Day Convention:	Following Business Day Convention

Day Count Fraction:	30 / 360

Benchmark Treasury:	1.500% UST due February 15, 2030

Benchmark Treasury Price and Yield:	107-08 / 0.736%

Spread to Benchmark Treasury:	+250bps

Reoffer Yield:	3.236% (semi-annual)

Reoffer Price:	99.058% of the principal amount

Gross Proceeds:	U.S.$990,580,000

Underwriting Discount:	0.650%

Net Proceeds (before expenses):	U.S.$984,080,000

Form and Denomination:	The notes will be issued only in fully registered form without coupons, in minimum denominations of U.S.$2,000 and any integral multiple of U.S.$1,000 in excess thereof.

CUSIP:	74435K AA3

II-1

ISIN:	US74435KAA34

Expected Listing:	New York Stock Exchange

Governing Law:	The indenture that will govern the notes and the notes will be governed by and construed in accordance with the laws of the State of New York.

Joint Book-Running Managers:	Barclays Capital Inc. BofA Securities Inc. Citigroup Global Markets Inc. Credit Agricole Securities (USA) Inc. MUFG Securities Americas Inc.

****

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at 1-888-603-5847, BofA Securities, Inc. toll free at (800) 294-1322, Citigroup Global Markets Inc. toll free at (800) 831-9146, Credit Agricole Securities (USA) Inc. toll free at (866) 807-6030 or MUFG Securities Americas Inc. toll free at (877) 649-6848.

This pricing term sheet does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

II-2

SCHEDULE III

Issuer Free Writing Prospectuses Deemed Part of the Disclosure Package

None.

III-1

SCHEDULE IV

FORM OF OPINION/LETTERS OF U.S. AND ENGLISH

COUNSELS TO THE COMPANY

Opinions of Morgan, Lewis & Bockius UK LLP, United States counsel for the Company pursuant to Section 6(b)(1)

1.              The Registration Statement has become effective under the 1933 Act and the Preliminary Prospectus and the Final Prospectus have each been filed with the Commission pursuant to Rule 424(b) in the manner and within the time periods required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus has been issued under the 1933 Act and no proceedings for that purpose have been instituted by or are pending or has been threatened before the Commission.

2.              The Shelf Registration Statement, at the time it first became effective, and the Registration Statement (including the Rule 430B Information), at each deemed new effective date relating to the Notes with respect to the Underwriters pursuant to Rule 430B(f)(2), and the Final Prospectus, as of its date (in each case other than the financial statements and schedules included therein or omitted therefrom, as to which we have not been called upon to express an opinion), complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder.

3.              The documents incorporated or deemed to be incorporated by reference in the Disclosure Package and the Final Prospectus (other than the financial statements and schedules included therein or omitted therefrom, as to which we have not been called upon to express an opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

4.              The execution and delivery by the Company of the Underwriting Agreement, the issuance and sale of the Notes and the performance by the Company with all of its obligations under the Notes, the Indenture and the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement, the Indenture, the Notes, the Disclosure Package and the Final Prospectus, will not (i) result in a breach or violation of any of the terms of provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound to or to which any of the property or assets of the Company is subject and filed as an exhibit to the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2019, filed with the Commission on March 20, 2020 (collectively, the “Covered Contracts”); or (ii) result in a violation of any New York or United States federal statute or any order, rule or regulation of any New York or United States federal court or governmental agency or body having jurisdiction over the Company or any of its properties.

5.              No consent, approval, authorization, order, registration or qualification of or with any New York or United States federal regulatory authority or other governmental body having jurisdiction over the Company is required for the issuance and sale of the Notes, the due authorization, execution or delivery by the Company of the Underwriting Agreement, the Indenture and the Notes or the consummation by the Company of the other transactions contemplated by the Underwriting Agreement or the Indenture, except such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained under the 1933 Act or the 1939 Act or as many be required by the securities or Blue Sky laws of the various states, and the securities laws of any jurisdiction outside the United States in which the Notes are offered.

6.              Assuming that the Indenture has been duly authorized, executed and delivered by the Trustee and has been duly authorized, executed and delivered by the Company in accordance with applicable requirements of English law, the Indenture constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting creditor’s rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

7.              The Notes are in the form contemplated by the Indenture and, assuming (i) the due authorization, execution and delivery of the Notes by the Company and (ii) that the Notes have been duly authenticated by the Trustee in the manner provided for in the Indenture and delivered against payment of the purchase price as specified in the Indenture, (a) the Notes, when issued and paid for in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company enforceable in accordance with their terms subject to bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting creditors rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (b) the Holders (as such term is defined in the Indenture) of the Notes are entitled to the benefits provided by the Indenture.

8.              The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus.

9.              We have reviewed the statements in the Disclosure Package and the Final Prospectus under the captions “Description of the Notes” and “Description of the Senior Debt Securities” and, insofar as such statements constitute matters under New York law or United States federal law, or summaries of legal matters, documents or proceedings referred to therein, they fairly present and summarize, in all material respects, the matters referred to therein.

10.       The statements in the Disclosure Package and the Final Prospectus under the caption “Material U.K. and U.S. Federal Income Tax Consequences – United States”, insofar as such statements constitute summaries of certain matters of United States federal income tax law, are accurate in all material respects.

11.       The Company is not, and after receipt of payment for the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Disclosure Package and the Final Prospectus, will not be, required to register as an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

12.       The Indenture has been duly qualified under the 1939 Act.

A statement to the effect that nothing came to our attention that caused us to believe that (i) the Registration Statement, as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, considered as a whole at the Execution Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Final Prospectus, as of its date, and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Opinions of Slaughter & May, English counsel for the Company pursuant to Section 6(b)(2)

(a)                                The Company is a public limited company which has been duly incorporated and is validly existing.

(b)                                The Company has or had (as applicable) the capacity and power to execute and deliver the Issue Documents and to exercise its rights and perform its obligations thereunder.

(c)                                 The execution and delivery of the Issue Documents by the Company and the exercise of its rights and the performance of its obligations thereunder have been authorised by all necessary corporate action on the part of the Company.

(d)                                The execution and delivery of the Issue Documents by the Company and the exercise of its rights and the performance of its obligations thereunder:

(i)        are not prohibited by any law or regulation applicable to English companies generally or by the Memorandum or Articles of Association of the Company; and

(ii)       do not require, under any law or regulation applicable to English companies generally, any authorisation, approval or consent from, or filing or registration with, any public authority or governmental agency in England.

(e)                                 The choice of the laws of the State of New York as the governing law of the Issue Documents is a valid choice of law.  English law will treat the validity and binding nature of the obligations contained in the Issue Documents as being governed by the laws of the State of New York.

(f)                                  A final and conclusive judgment (which term may include a judgment which is subject to appeal) against any English Entity for a definite sum of money entered by the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York in any suit, action or proceeding arising out of or in connection with the Issue Documents would be enforced by the English courts, without re-examination or re-litigation of the matters adjudicated upon if:

(i)        the enforcement of the judgment is not contrary to public policy in the United Kingdom;

(ii)       the judgment is not for a sum payable in respect of taxes, or other charges of a like nature, or in respect of a penalty or fine;

(iii)      the judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of section 5 of the Protection of Trading Interests Act 1980;

(iv)      the judgment was not obtained by fraud;

(v)       the judgment was not obtained in proceedings contrary to natural justice;

(vi)      the judgment is not inconsistent with an English judgment in respect of the same matter;

(vii)     the English enforcement proceedings are instituted within six years after the date of the judgment;

(viii)    the foreign court had jurisdiction according to the English rules on private international law; and

(ix)      an English Court may refuse to give effect to any provision in an agreement which would involve the enforcement of foreign taxation or penal laws.

(g)                                 No United Kingdom stamp duty or stamp duty reserve tax will be payable on the:

(i)        execution or delivery of the Underwriting Agreement or the Indenture; or

(ii)       execution, issue or initial delivery of the Notes

(h)                                The statements in the section of the Final Prospectus entitled “Material U.K. and U.S. Federal Income Tax Consequences – United Kingdom”, insofar as such statements constitute a general summary of both current United Kingdom tax law and United Kingdom H.M. Revenue & Customs practice relevant to the issue of the Notes, fairly summarise the matters referred to therein.

SCHEDULE V

PRUDENTIAL PLC

Chief Financial Officer’s Certificate

[•], 2020

I, Mark Fitzpatrick, Group Chief Financial Officer and Chief Operating Officer of Prudential plc, a public limited company organized under the laws of England and Wales (the “Company”), hereby certify on behalf of the Company (and not in a personal capacity) that:

1.              I am providing this certificate in connection with the public offering (the “Offering”) by the Company of $1,000,000,000 principal amount of its 3.125% Notes due 2030 (the “Notes”), pursuant to an underwriting agreement dated April 8, 2020, between the Company and the underwriters party thereto (the “Underwriting Agreement”) as described in the Preliminary Prospectus, dated April 6, 2020 [and the Prospectus, dated April 8, 2020] relating to the Notes ([collectively,] the “Prospectus”).

2.              I am responsible for the financial accounting and reporting of the Company, and am familiar with the operations and records systems of the Company. I have read the (i) Registration Statement, (ii) the Prospectus, (iii) the Disclosure Package and (iv) the documents incorporated by reference therein.

3.              For the period from January 1, 2020 to April [•], 2020, I am not aware of any decreases in IFRS operating profit or APE new business premiums as compared with the corresponding period in the preceding year, except for the following: [•].

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Underwriting Agreement. This certificate is to assist the Underwriters in conducting and documenting their investigation in connection with the Offering by the Company pursuant to the Prospectus.

V-1